EXHIBIT 99.1

SEPARATION, CONSULTING AND RELEASE AGREEMENT

            This Separation, Consulting and Release Agreement (this “Agreement”) is entered into by and among Lithia Motors, Inc., Lithia Motors Support Services, Inc. (collectively referred to as “Lithia”), and Jeffrey B. DeBoer  (the “Executive”).  This Agreement is dated for reference purposes as of June 4th, 2010, which is the date this Agreement was delivered to Executive (the “Delivery Date”).

RECITALS

            WHEREAS, subject to the terms of this Agreement, Executive and Lithia have agreed that Executive will resign from his position of Chief Financial Officer of Lithia no later than October 31, 2010; and

            WHEREAS, following his resignation, it is anticipated that Executive will remain with Lithia as a consultant on the terms set forth in this Agreement.

AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

1.                  Termination of Employment.  Executive shall resign from his position with Lithia as Chief Financial Officer no later than October 31, 2010 (the “Resignation Date”), upon giving not less than thirty (30) days written notice.  At such time, Executive will also resign his position as an officer or director of all affiliates and subsidiaries of Lithia.

2.                  Severance Payment.  Subject to Executive’s compliance with the terms of this Agreement, in consideration of such resignation and Executive release and  agreeing to honor the terms in this Agreement, Lithia will pay to Executive a lump sum payment of $690,000 (“Severance Payment”).

3.                  Additional Consideration:

a)                  Out-Placement Services.  Lithia shall retain the services of an out-placement firm to assist in Executive’s job search for a period not to exceed the lesser of (i) two (2) years after the Resignation Date, or (ii) the date Executive accepts permanent employment.

b)                  Performance Bonus.  To the extent the performance goals for the First Half or Second Half of 2010 Variable Compensation Plans are satisfied and the Compensation Committee of Lithia authorizes a payment to the other senior executive officers based on such performance, Executive will participate in said award and any amounts payable to Executive will be computed on the basis of that portion of his base compensation earned during the period through the Resignation Date.  Any amount awarded would be paid at the time payments are made to the other participants.

c)                  Stock Options.  All stock options and other equity awards shall continue in force in accordance with the applicable terms of the equity incentive plan and the respective grant agreements under which such awards were granted to Executive.

d)                  Vehicle Purchase.  On or before the Resignation Date, Executive will have the right to purchase from Lithia those vehicles provided to Executive as a company vehicle.  The purchase price shall be equal to the wholesale employee price for such vehicle.

4.                  Consulting Services.  Following resignation, Lithia agrees to retain and Executive agrees to provide consulting services for up to twenty-four (24) months.  During such period, Executive shall make himself available at mutually-agreeable times for special projects as requested by the CEO, which services will be limited to no more than 25 hours per month.  Should those services require travel, Lithia will reimburse Executive for his reasonable cost and will provide an office and secretarial assistance as he may require in the performance of his services.

5.                  Consulting Payment and Benefits.  Lithia agrees to pay Executive $5,000 per month for services provided as a consultant hereunder.  Executive shall be responsible for all employment taxes related to the consulting fees.  Further, to the extent permitted under the terms of the employee benefit policies and plans, and otherwise permissible under the applicable laws, Executive will be entitled to continue to participate in those employee benefits in which Executive participated prior to the Resignation Date.  Expressly excepted are participation in the employee stock purchase plan and 401(k) plan maintained by the Lithia.  Continuation of group health coverage after the Resignation Date or termination of his services as a consultant will be available to Executive and his dependents pursuant to federal law (COBRA), at Executive’s expense, as provided under COBRA.

                        Pursuant to the stock option grants and restricted stock unit awards held by Executive, continued services as a consultant is deemed continued service under the Amended and Restated 2003 Stock Incentive Plan.

6.                  Waiver and Release.  Upon payment of the amounts provided in this Agreement, Executive completely releases and forever discharges Lithia, its subsidiaries and affiliates, all predecessors and successors for such entities, and all officers, directors, employees, agents, shareholders, representatives and insurers of the aforementioned (herein, collectively the “Released Parties”) from any and all liability, damages or causes of action, claims, charges, judgments, or obligations of whatever kind or character Executive has or may have against the Released Parties, and Executive covenants that he shall not assist, participate or be represented in, nor institute, submit or file, or permit to be instituted, submitted or filed on the Released Parties, nor shall Executive voluntarily participate or cooperate in the prosecution of, any lawsuit, charge, claim, complaint or other proceeding against the Released Parties with any administrative agency, court or other forum under any federal, state or local laws or regulations, including, but not limited to, under Title VII of the Civil Rights Act of 1964, as amended; Title VII of the Civil Rights Act of 1964; claims under the Civil Rights Action of 1991; claims under the Age Discrimination in Employment Act of 1967, as amended; claims under 42 USC § 1981, 1981a, 1983, 1985, or 1988; claims under the Family and Medical Leave Act of 1993; claims under the Americans with Disabilities Act of 1990, as amended; claims under the Fair Labor Standards Act of 1938 as amended; claims under the Employee Retirement Income Security Act of 1974, as amended; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act of 1963; the Consolidated Omnibus Budget Reconciliation Act of 1985; the applicable Workers’ Compensation statutes; and all amendments to each such Act as well as the regulations issued; or any other federal, state, or local laws, rules or regulations, including any insurance, human rights, civil rights, wage-hour, pension, or labor laws, rules or regulations; public policy, contract or tort laws, or any claim of retaliation under any law, or any claim arising under common law, including, but not limited to, causes of action for wrongful termination; discrimination on the basis of age, sex, race, or national origin or any other basis; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; fraud; conspiracy to commit any act mentioned herein; breach of the employment offer letter or of any other contract (whether express or implied, oral or written); breach of the implied covenant of good faith and fair dealing; interference with business advantage; interference with prospective economic advantage; interference with contractual relationship; defamation; failure to pay compensation of any kind, or to pay equal compensation for equal work; or any other action whether cognizable in law or in equity, based upon any conduct up to and including the date of the Effective Date of this Agreement, and shall not, from any source or proceeding, seek or accept any award or settlement therefrom.  In the event that Executive institutes or is a party to any such action, and it is determined by a court of competent jurisdiction that the claims are barred by this Agreement, Executive’s claims shall be dismissed, with prejudice and with an award of fees and costs to the Lithia incurred as a result of such action.

7.                  Assignment of Claims.  Executive represents and warrants that he has not assigned or subrogated any claim that he has or may have against the Released Parties, or authorized any other person or entity to assert such a claim or claims on Executive's behalf. Executive further waives any claim for damages occurring at any time after the Resignation Date because of alleged continuing effects of any alleged acts or omissions occurring on or before the Resignation Date.

8.                  ADEA Waiver.  Executive knowingly and voluntarily agrees to waive any rights or claims arising out of or relating to the federal Age Discrimination in Employment Act (29 USC) Section 621 et seq.) (“ADEA”) and Executive represents and acknowledges that  he has been informed of the following:  (a) Executive is waiving any and all rights or claims that Executive may have arising under the ADEA; (b) Executive understands that Executive is not waiving any rights or claims that may arise after the date this Agreement is executed; (c) Executive understands that in exchange for the waiver and release of Executive’s rights under this Agreement, Executive is receiving consideration in addition to any consideration to which Employee is already entitled; (d) Executive understands that this Agreement does not bar Employee from bringing a claim under ADEA challenging the validity of the ADEA waiver set forth herein; (e) Executive has been advised to seek legal counsel regarding this waiver, to the extent Executive deems necessary or appropriate, and  has had ample time to review and analyze this entire Agreement, and understands its final and binding effect; and (g) Executive has seven (7) days to revoke this Agreement after signing and delivering it to Lithia.

9.                  Revocation Period and Effective Date.  Executive shall have 21 days after the Delivery Date in which to review this Agreement and deliver the Agreement signed by or on behalf of Executive to Lithia by such date.  Signed agreements must be delivered to Lithia Motors, Inc. to the attention of Sidney B. DeBoer, Chief Executive Officer, at 360 E. Jackson Street, Medford, Oregon  97501.  Executive shall have a period of seven (7) days after the date upon which Executive delivers the signed Agreement to Lithia in which to revoke Executive’s acceptance (the “Revocation Period”).  This Agreement shall become effective upon expiration of the Revocation Period, provided Executive has not delivered a written notice of revocation to Lithia before such expiration (“Effective Date”).  In the event of any such revocation of this Agreement, the obligations contained in the Agreement shall be null and void and of no further force and effect, and there shall be no obligation by Lithia to pay the sums, or provide the benefits, otherwise provided for in this Agreement.  For purposes of this Section, “delivery” of the Agreement will be deemed given as of (i) the day the Agreement is  delivered to Lithia in person, or by a nationally recognized express delivery service (such as Federal Express or UPS) to the above address; (ii) the day the Agreement is delivered via facsimile to Lithia; or (iii) the day the Agreement is deposited in the U.S. mail system, postage prepaid, certified or registered, return receipt requested, and addressed as set forth above.

10.              Disclosure of Confidential Information.  During the course of Executive’s employment with Lithia, Executive gained access to and became familiar with certain proprietary and confidential information of Lithia and its subsidiaries not known to the public generally, or by its actual or potential competitors (“Confidential Information”).  Executive acknowledges that such information constitutes valuable, special, and unique assets of Lithia’s business, even though such information may not be of a technical nature and may not be protected under trade secret or related laws.

                        “Confidential Information” means any company proprietary information, technical data, trade secrets or know-how, including, but not limited to research, strategic and marketing plans and processes, product plans, products, services, markets, processes, policies,  marketing, finance or other business information disclosed to, or discovered by, Executive either directly or indirectly, during Executive’s employment with Lithia.  Executive further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act or omission of his or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

                        For a period of three (3) years following the termination of his consulting services, Executive will not, without the prior written approval from an authorized officer of the Lithia, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information, other than information that constitutes “trade secrets” under applicable state law (“Company Trade Secrets”), to any person, firm, corporation or entity, or (b) use any Confidential Information for any purpose or for the benefit of any person, firm, corporation or entity.  Further, for so long as such information remains Company Trade Secrets under applicable state laws, Executive shall not, without the prior written approval from an authorized officer of the Lithia, directly or indirectly (a) reveal, report, publish, disclose or transfer any information that constitutes Company Trade Secrets to any person, firm, corporation or entity, or (b) use any of the Company Trade Secrets for any purpose or for the benefit of any person, firm, corporation or entity.

11.              Non-Compete.  For a period of the greater of (i) two (2) years after the Resignation Date, or (ii) six (6) months following the expiration of his consulting arrangement, Executive will not provide services, in Executive’s capacity as an employee, officer, director, consultant, advisor or similar capacity, to any public entity that is in the new retail automotive sales and service business in any state in which Lithia or any subsidiary or affiliate is engaged in business or, if not a public entity, in any Area of Primary Responsibility (as defined in the dealer sales and service agreement) of any subsidiary or affiliate of Lithia as such existed on the Resignation Date without the written permission of Lithia.

12.              Public Disclosure.  Executive acknowledges and understands that Lithia will be required to publicly disclose the execution of this Agreement and Executive agrees to cooperate with and coordinate such disclosure with Lithia as may reasonably be required to comply with the disclosure requirement.

13.              No Disparagement.  Executive shall not take any action or make any statement that disparages Lithia, its operation, business, or reputation, or any Released Party or their reputation and shall not encourage or induce any third parties to disparage such persons (“Disparaging Acts”).  “Disparaging Acts” means any statement, communication or publication, oral or written, regardless of whether such statement, communication or publication is true, made about Lithia, its operations,  business interest or reputation, or any Released Party or their reputation, that is vilifying and/or derogatory  in nature and that reasonably would be expected to result in a negative perception of Lithia, its operations or business interest or reputation or of any Release Party or their reputation, or that otherwise may  have a material adverse effect on the Lithia, its operations, business interests or reputation.

                        Neither Lithia nor any executive officer or board member shall take any action nor make any statement that disparages Executive or his reputation and none shall encourage or induce any third parties to disparage Executive (a “Disparaging Act”).  A “Disparaging Act” means any statement, communication or publication, oral or written, regardless of whether such statement, communication or publication is true, made about Executive or his reputation, that is vilifying and/or derogatory in nature and that reasonably would be expected to result in a negative perception of his reputation or that otherwise may have a material adverse effect on Executive or his reputation.

14.              Successors.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by Lithia and its successors and assigns.

15.              Severabilitv.  The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. Any provision held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it valid and enforceable.

16.              Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Oregon, without giving effect to the principles of conflict of laws of such State.

17.              Dispute Resolution.  In the event a dispute arises pursuant to this Agreement, the parties agree to resolve all disputes by submitting such dispute to binding arbitration as set forth below. The parties confirm that by agreeing to this alternate dispute resolution process, they intend to give up their right to have any dispute decided in court by a judge or jury.

                        Any and all disputes, claims, or controversies between the parties (“parties” specifically including, but not being limited to, any assignee of a party) arising out of or relating to this Agreement that are not otherwise resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, at JAMS’ office in Medford, Oregon (or, if none, at JAMS’ office in the United States which is closest to Medford, Oregon), pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq.  The dispute shall be submitted to one Arbitrator, who shall have sole authority to determine procedural questions, such as arbitrability, standing, and real party in interest, as well as the merits of the claim.

                        Any party may commence the arbitration process by filing a written demand for arbitration with JAMS at the designated office and concurrently sending a copy to the other party or parties.  The arbitration will be conducted in accordance with the provisions of JAMS’ Comprehensive Arbitration Rules and Procedures in effect when the demand is filed.  The parties to the dispute, claim, or controversy will cooperate with JAMS and each other in selecting an arbitrator from JAMS’ panel of neutrals and in scheduling the arbitration proceedings.  The costs and fees of JAMS and of the arbitrator shall be borne equally by the parties to the dispute, claim, or controversy.  The provisions of this paragraph are specifically enforceable by any court with subject matter jurisdiction sitting in Jackson County, Oregon.  The prevailing party or parties shall be entitled to an award of its reasonable attorney fees and costs through every stage of the proceeding and in obtaining and enforcing any judgment.  The arbitrator shall have sole discretion to determine which is the prevailing party or parties and the amount of reasonable attorney fees and costs.

18.              Expense/Attorneys’ Fees. The prevailing party shall be awarded all costs and expenses of the proceeding, including, but not limited to, attorneys’ fees, filing and service fees, witness fees, and arbitrators’ fees.  Further, each party hereto shall be responsible for their own attorney’s fees in connection with the review and negotiation of this Agreement.

19.              Injunctive Relief.  Notwithstanding any other provision of this Agreement, an aggrieved party may seek a temporary restraining order or preliminary injunction in Jackson County Circuit Court to preserve the status quo or restrain continuing violations of this Agreement during the arbitration proceeding, provided however, that the party seeking relief agrees that the ultimate resolution of the dispute will still be determined through arbitration and not through a court process.  The parties agree that any surety bond for the issuance of such order or injunction shall not exceed $10,000.  The filing of the court action for injunctive relief shall not hinder or delay the arbitration process.

20.              Independent Legal Counsel.  Executive acknowledges that he has been advised and encouraged to consult with an attorney before signing this Agreement.

21.              Final and Complete Agreement.  This agreement is the final and complete expression of all agreements between the parties hereto on all subjects and supersedes and replaces all prior discussions, representations, agreements, policies and practices.

[Signature Page Follows]

            IN WITNESS WHEREOF, Executive, Lithia Motors, Inc. and Lithia Motors Support Services, Inc. have executed this Agreement this 4th day of June, 2010.

LITHIA MOTORS, INC.

By:   /s/ Bryan B. DeBoer

        Bryan B. DeBoer, President

LITHIA MOTORS SUPPORT SERVICES, INC.

By:   /s/ M.L. Dick Heimann

        M.L. Dick Heimann, President

            By signing below, I hereby agree to and accept all provisions of this Agreement, specifically including but not limited to the release and waiver set forth in this Agreement.  I understand that I have seven (7) days after the date of my execution and delivery of this Agreement to revoke my acceptance of the release and waiver contained in this Agreement, and that if I do not revoke my acceptance by 5:00 p.m. Pacific Time on that date the release and waiver will become effective. I understand that if I do revoke my acceptance of the release and covenant not to sue, I will forfeit all consideration for the release of claims as set forth in this Agreement.  I have had the opportunity to consult with legal counsel and execute this Agreement as my free, knowing and voluntary act.

Executive:

By:   /s/ Jeffrey B. DeBoer

  Jeffrey B. DeBoer

Dated and delivered this

4th day of June, 2010